                                                                  Execution Copy


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                           THIRD AMENDMENT AND CONSENT

                          Dated as of December 6, 2002

                                       TO

               THE AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

                           Dated as of March 27, 2001





                                      Among
                       ALLBRITTON COMMUNICATIONS COMPANY,
                                as the Borrower,
                    THE PLEDGORS AND GUARANTORS NAMED HEREIN,
                    THE FINANCIAL INSTITUTIONS PARTY HERETO,
                                  as the Banks,
                              FLEET NATIONAL BANK,
                                as the Agent, and
                         DEUTSCHE BANK SECURITIES INC.,
                           as the Documentation Agent





--------------------------------------------------------------------------------

                           THIRD AMENDMENT AND CONSENT

         This THIRD AMENDMENT AND CONSENT is entered into as of December 6, 2002 (this "Amendment and Consent") by and among ALLBRITTON COMMUNICATIONS COMPANY, a Delaware corporation (the "Borrower"), the Banks parties hereto (the "Banks"), FLEET NATIONAL BANK, as Agent (the "Agent"), ALLBRITTON GROUP, INC. ("Allbritton Group"), ALLFINCO, INC. ("Allfinco"), KATV, LLC ("KATV"), KTUL, LLC ("KTUL"), WSET, INCORPORATED ("WSET"), ALLBRITTON TELEVISION PRODUCTIONS, INC. ("ATP"), TV ALABAMA, INC. ("TV AL"), HARRISBURG TELEVISION, INC. ("HTI"), ACC LICENSEE, INC. ("ACCLI") and WCIV, LLC. ("WCIV"; and, together with Allfinco, KATV, KTUL, WSET, ATP, TV AL, ACCLI and HTI, the "Subsidiary Guarantors"; the Borrower, Allbritton Group and the Subsidiary Guarantors are referred to herein collectively as the "Loan Parties") in order to amend as set forth herein the Amended and Restated Revolving Credit Agreement dated as of March 27, 2001 (as amended and otherwise modified by the First Amendment, dated as of December 19, 2001, the Letter Waiver, dated as of March 4, 2002, and the Second Amendment dated as of May 15, 2002, the "Credit Agreement"), among the Borrower, the Banks, the Agent and the Documentation Agent.

                                    Recitals

         WHEREAS, the Borrower has requested that the Credit Agreement be amended, and the Banks and the Agent are willing, on the terms and conditions set forth herein, to amend the Credit Agreement, inter alia, in order to permit the two-stage refinancing of its Indebtedness under the ACC 9 3/4% Senior Subordinated Debentures on the terms and conditions set forth (and to be set forth) in the Indenture to be dated on or about December 20, 2002 among the Borrower and State Street Bank and Trust Company, as Trustee, the 7 3/4% Senior Subordinated Notes to be issued by the Borrower thereunder and the offering memorandum distributed by the Borrower in connection with the sale of such notes, a copy of each of which has been, or promptly when executed and delivered or delivered, as the case may be, shall be, delivered to the Agent and each Bank (such indenture, notes and offering memorandum, the "Subordinated Debt Refinancing Documents").

         NOW, THEREFORE, subject to the satisfaction of the conditions to effectiveness specified in Section 4, the parties hereto hereby agree as follows:

                                    Agreement

         Section 1. Definitions. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

         Section 2. Amendments to the Credit Agreement.

            (a) Section 1.1 of the Credit Agreement is hereby amended to add thereto in the appropriate alphabetical position the following new definitions:

                  "ACC 7 3/4% Senior Subordinated Notes. The 7 3/4% Senior Subordinated Notes due December 15, 2012 of the Borrower issued pursuant to the ACC 7 3/4% Subordinated Indenture.

                  ACC 7 3/4% Senior Subordinated Indenture. The Indenture, dated on or about December 20 2002, by and among the Borrower and State Street Bank and Trust Company, as Trustee, governing the ACC 7 3/4% Subordinated Debentures."

                  (b) The definition of "Applicable Margin" in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  "Applicable Margin. With respect to any fiscal quarter of the Borrower, the applicable percentage set forth below opposite the Total Leverage Ratio determined for the most recently ended fiscal quarter for which the Borrower has delivered financial statements pursuant to ss.6.4(a) or (b):

                                                                     Alternate
                                                    LIBOR            Base Rate
                          Total                   Applicable         Applicable
                     Leverage Ratio                 Margin             Margin

            Greater than or equal to 6.5:1.0        2.750%              1.50%
            Less than 6.5:1.00 but Greater          2.500%              1.250%
            than 6.0:1.0
            Less than 6.0:1.0 but Greater           2.250%              1.000%
            than or equal to 5.5:1.0
            Less than 5.5:1.0 but greater           2.000%              0.750%
            than or equal to 5.0:1.0
            Less than 5.0:1.0 but greater           1.750%              0.500%
            than or equal to 4.5:1.0
            Less than 4.5:1.0                       1.500%              0.250%

         provided, that if the Borrower's financial statements are not furnished to the Banks pursuant to ss.6.4(a) or (b) hereof within five (5) Business Days after the relevant period of time specified in ss.6.4, the Applicable Margin with respect to all Loans shall be 2.750% (or 1.500%, for Base Rate Loans) during the period commencing on the date such statements are due and (provided that such financial statements are subsequently furnished to the Banks) ending on the date two (2) days following the delivery to the Agent of the financial statements to be furnished pursuant to ss.6.4(a) or (b) for the appropriate period."

               (c) The definition of "Restricted Payments" in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  "Restricted Payments. In relation to the Borrower or any of its Subsidiaries,

               (a) the declaration or payment of any dividend on or in respect of any shares of any class of capital stock or units of partnership or membership interests of a limited liability company, as applicable, of such Person, other than dividends payable solely in shares of common stock or units of partnership or membership interests of a limited liability company, as applicable, of such Person; the purchase, redemption, or other retirement of any shares of any class of capital stock or units of partnership or membership interests of a limited liability company, as applicable, of such Person, directly or indirectly through a Subsidiary or otherwise; the return of capital by such Person to its shareholders or other equity holders as such; or any other distribution on or in respect of any shares of any class of capital stock or units of partnership or membership interests of a limited liability company, as applicable, of such Person;

               (b) any payment or prepayment by such Person (whether of principal, premium, interest or other sum) of or on account of, any payment or other distribution on account of the redemption, repurchase, defeasance, retirement or other acquisition for value of, or any sinking fund payment in respect of, Indebtedness of such Person which is subordinated to the Obligations, other than the repayment, redemption, repurchase or defeasance of Indebtedness of such Person by such Person solely from the proceeds of Permitted Refinancing Indebtedness arising in connection with the refinancing of such Indebtedness (provided that the Borrower may pay any premium on any such Indebtedness out of cash on hand or borrowings hereunder); and

               (c) any loan or advance by such Person to, or any other Investment by such Person in, any Affiliate of such Person (other than the Borrower or any of its Subsidiaries); and

               (d) any other payment or distribution (whether by cash, obligations, securities or other property) to any Affiliate of such Person (other than the Borrower or any of its Subsidiaries)."

          (d) Section 7.4 of the Credit Agreement is hereby amended (i) to delete the punctuation "." at the end of clause (f) thereof and to substitute therefor the punctuation ";" and (ii) to add new clauses (g), (h) and (i) to such Section 7.4, which new clauses (g), (h) and (i) shall read as follows:

               "(g) payments by the Borrower of accrued unpaid interest on ACC 7 3/4% Senior Subordinated Notes at the annual rate of seven and three-quarters percent (7 3/4%) per annum, provided that such payments are required by the interest payment provisions, and are not prohibited by the applicable subordination provisions, contained in the ACC 7 3/4% Senior Subordinated Indenture as in effect on the closing date thereunder or as amended from time to time in compliance with this Credit Agreement;

               (h) mandatory redemptions by the Borrower of ACC 7 3/4% Senior Subordinated Notes in amounts required by the ACC 7 3/4% Senior Subordinated

         Indenture as in effect on closing date thereunder or as amended from time to time in compliance with this Credit Agreement, provided that such mandatory redemptions are not prohibited by the applicable subordination provisions of the ACC 7 3/4% Senior Subordinated Indenture as in effect on the closing date thereunder or as amended from time to time in compliance with this Credit Agreement;

                  (i) a one time payment by the Borrower of cash dividends on outstanding shares of its capital stock to Allbritton Group, Inc. in an aggregate amount not to exceed $25,000,000; provided that (i) no Default or Event of Default is continuing on the date of any such payment or would result therefrom, and (ii) such payment shall be made from the proceeds of Permitted Refinancing Indebtedness arising from the refinancing of the ACC 8 7/8% Senior Subordinated Notes (including any additional Indebtedness constituting Permitted Refinancing Indebtedness to which the Majority Banks and the Agent have consented)."

                  (e) Section 8.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  "Section 8.1 Consolidated EBITDA to Consolidated Total Interest Expense. The Borrower will not permit, as at the end of any fiscal quarter, the ratio of (a) Consolidated EBITDA for the period of four consecutive fiscal quarters ending at such date, to (b) Consolidated Total Interest Expense for such period of four fiscal quarters, to be less than 1.50:1.0."

                  (f) Section 8.2 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  "Section 8.2 Total Leverage Ratio. The Borrower will not permit as of any date of determination, the ratio of (a) Total Debt as at such date to (b) Consolidated EBITDA for the period of four (4) consecutive fiscal quarters most recently ended for which Borrower has supplied or is required to supply financial statements pursuant to ss.6.4(a), and following the Closing, a Compliance Certificate, to exceed the ratio set forth opposite such period in the table below:

        ------------------------------------- ----------------------------------
                      Period                                Ratio
        ------------------------------------- ----------------------------------
               Closing Date to 12/31/01                     7.00
        ------------------------------------- ----------------------------------
                  1/1/02 to 9/30/02                         6.75
        ------------------------------------- ----------------------------------
                 10/1/02 to 9/30/03                         7.00
        ------------------------------------- ----------------------------------
                 10/1/03 to 9/30/04                         6.75
        ------------------------------------- ----------------------------------
               10/1/04 and thereafter                       6.50
        ------------------------------------- ----------------------------------

                  (g) Section 8.3 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  "Section 8.3 Senior Leverage Ratio. The Borrower will not permit the ratio of (a) Senior Debt as of any date to (b) Consolidated EBITDA for the four (4) consecutive fiscal quarters most recently ended for which the Borrower has supplied or is required to supply financial statements pursuant to ss.6.4(a) and following the Closing, a Compliance Certificate to exceed 1.50:1.00."

         Section 3. Consents and Waivers by the Agent and the Banks.

            (a) Consent by the Agent and the Majority Banks to an Increase in Certain Permitted Refinancing Indebtedness. Each of the Agent and the Banks hereby consents to the aggregate increase of the amount of Indebtedness constituting Permitted Refinancing Indebtedness resulting from the refinancing of the ACC 8 7/8% Senior Subordinated Notes, which increase shall not exceed $25,000,000, provided that such additional Indebtedness (and all other Indebtedness arising from the refinancing of the ACC 8 7/8% Senior Subordinated Notes) complies in all other respects with the requirements of, and otherwise constitutes, Permitted Refinancing Indebtedness.

            (b) Waiver of Section 7.5 of the Credit Agreement with respect to the Transfer of the WJLA Station License. Each of the Agent and the Banks hereby waives the restrictions of Section 7.5 of the Credit Agreement solely in order to permit the assignment of all FCC licenses for WJLA and NewsChannel 8 used in connection with operation of the respective stations from the Borrower to ACC Licensee, Inc., a Delaware corporation and wholly-owned Subsidiary of the Borrower ("ACC Licensee"); provided that, in addition to the conditions precedent set forth below in Section 5 hereof, such waiver shall not be effective unless and until ACC Licensee becomes party to the Pledge Agreement (as a Pledgor and a Pledged Share Issuer thereunder), executes and delivers a guarantee agreement in the form of the Guaranty Agreement and, together with the Borrower, otherwise complies with Section 6.18 of the Credit Agreement and
Section 2.3 of the Pledge Agreement in a manner reasonably satisfactory to the Agent.

         Section 4. Consents by the other Loan Parties to the Amendment of the Credit Agreement.

            (a) Each of the Pledgors (as defined in the Pledge Agreement) hereby confirms and agrees that (i) the Pledge Agreement is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, and (ii) the Pledge Agreement and all of the Collateral described therein does, and shall continue to, secure the payment and performance of all of the Obligations.

            (b) Each of the Subsidiary Guarantors hereby confirms and agrees that the Guaranty is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects.

         Section 5. Effectiveness; Conditions to Effectiveness. This Amendment and Consent shall become effective as of the date first written above only upon satisfaction in full, in a manner satisfactory to the Banks, of the following conditions precedent (the first date upon which all such conditions shall have been satisfied being herein called the "Effective Date"):

            (a) Execution of Amendment. The Agent shall have received counterparts of this Amendment and Consent executed by each Loan Party and each of the Banks.

            (b) Corporate Action. All corporate action necessary for the valid execution, delivery and performance by each Loan Party of this Amendment and Consent shall have been duly and effectively taken, and, at the request of any Bank, evidence thereof satisfactory to such requesting Bank shall have been provided to each of the Banks.

            (c) Arrangement Fee. Each Bank shall have received in cash a structuring fee equal to 0.50% of such Bank's commitment.

            (d) Refinancing Documentation. The Agent shall have received true and correct copies, in sufficient number for itself and the Banks, of drafts dated on or about December 13, 2002 of each of the Subordinated Debt Refinancing Documents, together with any related documents that the Agent may reasonably request (the "December 13th Drafts").

         Section 6. Representations and Warranties; No Default.

            (a) The Borrower hereby confirms to the Agent, the Banks and the Documentation Agent, that, after giving effect to this Amendment and Consent, the representations and warranties of the Borrower set forth in Section 5 (other than Section 5.4.2) of the Credit Agreement (as amended hereby) as of the Effective Date (except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date), as if set forth herein in full. The Borrower hereby certifies that no Default or Event of Default has occurred and is continuing under the Credit Agreement.

            (b) The Borrower hereby represents and warrants to the Agent and each of the Banks that the final offering memorandum and execution copies of the other Subordinated Notes Refinancing Documents shall be substantially similar to the December 13 Drafts. For the avoidance of doubt, a misrepresentation under, or breach of the warranty in, this clause (b) shall be for all purposes under the Credit Agreement an Event of Default under Section 11.1(a) of the Credit Agreement.

         Section 7. Reference to and Effect on the Loan Documents.

            (a) On and after the effectiveness of this Amendment and Consent, each reference in the Credit Agreement, Pledge Agreement, Guaranty and each of the other Loan Documents to (i) the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment and Consent,
(ii) the "Pledge Agreement", "thereunder", "thereof" or words of like import referring to the Pledge Agreement, shall mean and be a reference to the Pledge Agreement, as amended by this Amendment and Consent, and (iii) the "Guaranty", "Guaranty Agreement", "thereunder", "thereof" or words of like import referring to the Guaranty, shall mean and be a reference to the Guaranty, as amended by this Amendment and Consent.

            (b) The Credit Agreement, the Notes, and each of the other Loan Documents, in each case, as amended hereby, are and shall continue to be in full force and effect and are hereby ratified and confirmed in all respects.

            (c) The execution, delivery and effectiveness of this Amendment and Consent shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Bank or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of the Loan Documents, except as expressly set forth herein.

         Section 8. Fees and Expenses. The Borrower agrees to pay on demand all the Agent's reasonable expenses in preparing, executing and delivering this Amendment and Consent, and all related instruments and documents, including, without limitation, the reasonable fees and out-of-pocket expenses of the Agent's special counsel, Goodwin Procter LLP.

         Section 9. Execution in Counterparts. This Amendment and Consent may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment and Consent by telecopier shall be effective as delivery of a manually executed counterpart of a signature page to this Amendment and Consent.

         Section 10. Governing Law. This Amendment and Consent shall be a Loan Document and shall be governed by and construed and enforced under the laws of The Commonwealth of Massachusetts.



                           [Signature Page(s) Follow]

         IN WITNESS WHEREOF, the Borrower, Allbritton Group and the Subsidiary Guarantors, the Banks, the Agent and the Documentation Agent have caused this Amendment and Consent to be executed by their duly authorized officers as of the date first set forth above.

                                       ALLBRITTON COMMUNICATIONS
                                       COMPANY, as Borrower and Pledgor


                                       By  /s/ Stephen P. Gibson
                                           -------------------------------------
                                           Name: Stephen P. Gibson
                                           Title: Senior Vice President


                                       ALLBRITTON GROUP, INC., as Pledgor


                                       By  /s/ Stephen P. Gibson
                                           -------------------------------------
                                           Name: Stephen P. Gibson
                                           Title: Vice President


                                       ALLFINCO, INC., as Pledgor and Guarantor


                                       By  /s/ Stephen P. Gibson
                                           -------------------------------------
                                           Name: Stephen P. Gibson
                                           Title: Vice President


                                       KATV, LLC, as Pledgor and Guarantor


                                       By  /s/ Stephen P. Gibson
                                           -------------------------------------
                                           Name: Stephen P. Gibson
                                           Title: Vice President

                                    KTUL, LLC, as Pledgor and Guarantor


                                    By  /s/ Stephen P. Gibson
                                        ----------------------------------------
                                        Name: Stephen P. Gibson
                                        Title: Vice President


                                    WSET, INCORPORATED, as Pledgor and Guarantor


                                    By  /s/ Stephen P. Gibson
                                        ----------------------------------------
                                        Name: Stephen P. Gibson
                                        Title: Vice President


                                    ALLBRITTON TELEVISION PRODUCTIONS, INC., as
                                    Pledgor and Guarantor


                                    By  /s/ Stephen P. Gibson
                                        ----------------------------------------
                                        Name: Stephen P. Gibson
                                        Title: Vice President


                                    TV ALABAMA, INC., as Pledgor and Guarantor


                                    By  /s/ Stephen P. Gibson
                                        ----------------------------------------
                                        Name: Stephen P. Gibson
                                        Title: Vice President


                                    HARRISBURG TELEVISION, INC., as Pledgor
                                    and Guarantor


                                    By  /s/ Stephen P. Gibson
                                        ----------------------------------------
                                        Name: Stephen P. Gibson
                                        Title: Vice President

                                    WCIV, LLC, as Pledgor and Guarantor


                                    By  /s/ Stephen P. Gibson
                                        ----------------------------------------
                                        Name: Stephen P. Gibson
                                        Title: Vice President

                                    ACC LICENSEE, INC., as Pledgor and Guarantor


                                    By  /s/ Stephen P. Gibson
                                        ----------------------------------------
                                        Name: Stephen P. Gibson
                                        Title: Vice President

                                        FLEET NATIONAL BANK, individually
                                         and as Agent


                                        By  /s/ Manuel Burgueno
                                            ------------------------------------
                                            Name: Manuel Burgueno
                                            Title: Director




                                        DEUTSCHE BANK TRUST COMPANY
                                          AMERICAS


                                        By
                                            ------------------------------------
                                            Name:
                                            Title:

                                        FLEET NATIONAL BANK, individually
                                         and as Agent


                                        By
                                            ------------------------------------
                                            Name:
                                            Title:




                                        DEUTSCHE BANK TRUST COMPANY
                                          AMERICAS


                                        By  /s/ Gregory Shefrin
                                            ------------------------------------
                                            Name: Gregory Shefrin
                                            Title: Director